EXECUTION VERSION

SATISFACTION AND DISCHARGE OF INDENTURE
THIS SATISFACTION AND DISCHARGE OF INDENTURE (this “Satisfaction and Discharge”) is made and entered into to be effective as of March 19, 2020 (the “Effective Date”) by and among UNISYS CORPORATION, a Delaware corporation, as issuer (the “Company”), having its principal place of business at Unisys Way, Blue Bell, PA 19424, the Guarantors signatory hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as trustee (the “Trustee”), and in its capacity as collateral trustee (the “Collateral Trustee”), having a corporate trust office at 150 East 42nd Street, 40th Floor, New York, NY 10017. Capitalized terms used and not otherwise defined in this Satisfaction and Discharge shall have the respective meanings ascribed to such terms in the Indenture (as defined below).
WITNESSETH:
WHEREAS, the Company, the Trustee and the Collateral Trustee, are parties to that certain Indenture, dated as of April 17, 2017, among the Company, the Guarantors from time to time party thereto, the Trustee and the Collateral Trustee (the “Indenture”);
WHEREAS, the Indenture provided for the issuance by the Company of $440,000,000 in original aggregate principal amount of its 10.750% Senior Secured Notes Due 2022 (as further defined in the Indenture, the “Notes”);
WHEREAS, on March 13, 2020, the Company issued a Notice of Full Redemption (the “Redemption Notice”) to redeem all of its outstanding Notes ($440,000,000 aggregate principal amount of Notes is currently outstanding) on April 15, 2020 (the “Redemption Date”) pursuant to Section 3.07(a) of the Indenture and Section 5 of the Notes at a redemption price equal to 105.375% of the principal amount of the Notes redeemed, amounting to $1,053.75 per $1,000 principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of the Notes of record on April 1, 2020 to receive interest due on April 15, 2020). On the Redemption Date, there will be approximately $53.75 of accrued and unpaid interest to, but not including, the Redemption Date, per $1,000 principal amount of Notes, which will be paid to Holders of the Notes of record at the close of business on April 1, 2020, the record date for the April 15, 2020 interest payment date, regardless of whether such Persons are Holders of record on the Redemption Date;
WHEREAS, on the date hereof, the Company irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of Holders of the Notes, $487,300,000 of cash in U.S. dollars, such amount being sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the Redemption Date as provided in the Redemption Notice (such funds, the “Redemption Funds”) in accordance and in compliance with Sections 12.01(2)(A) and 12.01(2)(C) of the Indenture;
WHEREAS, as of the date hereof, no Default has occurred and is continuing or will occur as a result of such deposit of the Redemption Funds and such deposit of the Redemption Funds will not result in a breach or violation of, or constitute a default under, the ABL Credit Agreement or any other material agreement or instruction to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound as provided in Section 12.01(2)(B) of the Indenture;

WHEREAS, the Company has delivered to the Trustee on the date hereof (a) an Officers’ Certificate in accordance and in compliance with Sections 10.06, 11.04 (a), 11.04(b), 11.04(d), 11.10, 12.01, 13.02 and 13.03 of the Indenture and Sections 4.1(a)(1), 4.1(d)(1) and 4.4 of the Collateral Trust Agreement (the “Officers’ Certificate”) and (b) an Opinion of Counsel in accordance and in compliance with Sections 10.06, 11.04(d), 11.10, 12.01, 13.02 and 13.03;
WHEREAS, in the Officers’ Certificate the Company delivered irrevocable instructions to the Trustee to apply the Redemption Funds toward the payment of the Notes at the Redemption Date in accordance and in compliance with Section 12.01(2)(C) of the Indenture;
WHEREAS, the Company has paid or cause to be paid all other sums payable by it under the Indenture as provided in Section 12.01(3) of the Indenture;
WHEREAS, the Company has requested, in each case at the expense of the Company (a) that the Trustee deliver a notice to the Company and the Collateral Trustee stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 12 of the Indenture), and any rights it has under the Security Documents pursuant to Sections 11.04 and 11.10 of the Indenture and Sections 4.1 and 4.4 of the Collateral Trust Agreement; (b) that the Trustee and the Collateral Agent acknowledge (i) the satisfaction of the Company’s and the Guarantor’s obligations under the Indenture, the Notes, the Note Guarantees and the Security Documents, (ii) the cancellation of the Indenture, the Notes and the Note Guarantees, (iii) the discharge of the Indenture pursuant to Section 12.01 of the Indenture, (iv) the automatic and unconditional release and discharge of the Guarantees by each Guarantor without any further action by any Guarantor, the Issuer or the Trustee pursuant to Section 12.02 of the Indenture, and (v) that the Collateral Trustee does not hold a Lien in the Collateral on behalf of the Trustee pursuant to Sections 11.04 and 11.10 of the Indenture and Sections 4.1 and 4.4 of the Collateral Trust Agreement, and, in each case, agree that the same has occurred (such clauses (b)(i), (ii), (iii), (iv) and (v), collectively, the “Satisfaction, Discharge and Release”); (c) that the Trustee and the Collateral Agent agree to do or cause to be done all acts reasonably requested by the Company to release the Lien on the Collateral as soon as is reasonably practicable pursuant to Section 11.10 of the Indenture and execute and deliver to or at the instruction of the Company, proper instruments acknowledging the Satisfaction, Discharge and Release, including, without limitation, (i) this Satisfaction and Discharge, (ii) the Intellectual Property Releases listed on Exhibit A hereto (the “IP Releases”), and (iii) such other instruments, releases and other documents necessary or desirable to effectuate the release of all security interest and/or liens granted to the Trustee and/or the Collateral Trustee in the personal property or real property of the Company and the Guarantors, and reassignments of all assignments in favor of the Trustee and/or the Collateral Trustee, in any case securing amounts evidenced by the Notes and the Note Guarantees as may be from time to time requested by the Company (the “Other Releases”); (d) that the Trustee and the Collateral Trustee authorize the Company (and/or its designees) to prepare and file the UCC-3 termination statements listed on Exhibit B hereto and other UCC-3 termination statements and other filings with respect to the Collateral evidencing the Satisfaction, Discharge and Release contemplated hereby (the “UCC Termination Statements” and, collectively with this Satisfaction and Discharge, the IP Releases and the Other Releases, the “Discharge Documents”); and (e) that the Trustee and the Collateral Trustee deliver to the Company or its designee, the following (to the extent either the Trustee and/or the Collateral Trustee has any such items in its possession or under its control) (the “Possessory Collateral”): (i) all certificates delivered to the Trustee or the Collateral Trustee representing stock pledged by the Company, any Guarantor or any of their Subsidiaries or Affiliates in favor of the Trustee or the Collateral Trustee under the Indenture, the Notes, the Note Guarantees or the Security Documents, together with related stock powers delivered to the Trustee or the Collateral Trustee (including, without limitation, the certificates and stock powers listed on Exhibit C hereto), (ii) all intercompany notes issued by the Company, any Guarantor or any of their Subsidiaries or Affiliates to the Company and pledged to and in the possession of the Trustee and/or the Collateral Trustee (including, without limitation, the intercompany notes listed on Exhibit D hereto), (iii) all chattel paper and other instruments or documents delivered to the Trustee and/or the Collateral Trustee pursuant to the Indenture, the Notes, the Note Guarantees or the Security Documents, and (iv) all other Collateral in the actual physical possession of the Trustee or the Collateral Trustee; and
WHEREAS, in furtherance of the foregoing, pursuant to Sections 10.06, 11.04, 11.10 and 12.01 of the Indenture and Sections 4.1 and 4.4 of the Collateral Trust Agreement, the Trustee and the Collateral Trustee desire and agree to (i) effectuate, acknowledge and evidence the Satisfaction, Discharge and Release, (ii) cause the execution, delivery, preparation and filing of the Discharge Documents and (iii) deliver the Possessory Collateral to the Company or its designee;
NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and adequacy of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Notes as follows:
ARTICLE I
SATISFACTION AND DISCHARGE
1.1 The Trustee hereby acknowledges receipt of the Redemption Funds in accordance and in compliance with Section 12.01(2)(A) of the Indenture and hereby agrees to apply the Redemption Funds in accordance and in compliance with the Company’s instructions pursuant to Section 12.01(2)(C) of the Indenture toward the redemption of the Notes on the Redemption Date.
1.2 The Trustee and the Collateral Trustee, pursuant to the provisions of Sections 10.06, 11.04, 11.10 and 12.01 of the Indenture and Sections 4.1 and 4.4 of the Collateral Trust Agreement, hereby acknowledge the Satisfaction, Discharge and Release and acknowledge and agree that the Company’s and that the Guarantor’s obligations under the Indenture, the Notes, the Note Guarantees and the Security Documents have been satisfied, the Indenture, the Notes and the Note Guarantees are hereby cancelled, the Indenture is hereby discharged, the Guarantees by each Guarantor have been automatically and unconditional released and discharged without any further action by any Guarantor, the Issuer or the Trustee and the Indenture, the Note Guarantees and the Security Documents hereby cease to be of further force or effect except with respect to those obligations that the Indenture provides shall survive the satisfaction and discharge thereof.
1.3 Pursuant to Section 2.11 of the Indenture, the Trustee hereby agrees to cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation from and after the date hereof and to dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee), the Company hereby requests and orders the Trustee to confirm the cancellation of all cancelled Notes, and the Trustee hereby confirms the cancellation of all Notes received by it as of the date hereof and will confirm any and all cancellation of cancelled Notes received by it in the future.
1.4 The Trustee, in accordance with the Company’s instructions herein, hereby instructs the Collateral Trustee, and the Trustee and the Collateral Trustee hereby agree, to do or cause to be done all acts reasonably requested by the Company to release the Lien on the Collateral as soon as is reasonably practicable and execute and deliver to or at the instruction of the Company, proper instruments acknowledging the Satisfaction, Discharge and Release, including, without limitation (i) execute and deliver or authorize the preparation and filing of the Discharge Documents on the Effective Date and (ii) deliver the Possessory Collateral to the Company or its designee promptly after the Effective Date.

1.5 The Trustee hereby instructs the Collateral Trustee, and the Trustee and the Collateral Trustee hereby agree, to execute and deliver or authorize the preparation and filing of such other instruments, releases and other documents as may be necessary or desirable to effectuate the release of all security interests and/or liens granted to the Trustee and/or the Collateral Agent in the personal property or real property of the Company and the Guarantors securing amounts evidenced by the Notes and the Satisfaction, Discharge and Release as may be from time to time requested by the Company.
ARTICLE II
MISCELLANEOUS PROVISIONS
2.1 This Satisfaction and Discharge shall be governed by, and construed in accordance with, the laws of the State of New York.
2.2 This Satisfaction and Discharge may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.
2.3 The Company hereby acknowledges and agrees that the Trustee and the Collateral Trustee shall be entitled to all of their rights, protections, indemnities and immunities in connection with their execution of this Satisfaction and Discharge and the performance of any obligations hereunder or in connection herewith.
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IN WITNESS WHEREOF, the parties hereto have caused this Satisfaction and Discharge of Indenture to be effective as of the Effective Date.

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

COLLATERAL TRUSTEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, in its capacity as Collateral Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

COMPANY:

UNISYS CORPORATION

By:	/s/ Shalabh Gupta
Name: Shalabh Gupta
Title: Vice President and Treasurer

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[Signature page to Satisfaction and Discharge of Indenture]

GUARANTORS:

UNISYS NPL, INC.

By:	/s/ John M. Armbruster
Name:	John M. Armbruster
Title:	Vice President and Assistant Secretary

UNISYS HOLDING CORPORATION

By:	/s/ John M. Armbruster
Name:	John M. Armbruster
Title:	Vice President and Assistant Secretary

UNISYS AP INVESTMENT COMPANY I

By:	/s/ John M. Armbruster
Name:	John M. Armbruster
Title:	Vice President and Assistant Secretary

[Signature page to Satisfaction and Discharge of Indenture]